SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)  FEBRUARY 6, 2001
                                                  -----------------


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
              Exact name of Registrant as specified in its Charter)


                                     FLORIDA
                 (State of other jurisdiction of incorporation)


     000-30392                                          98-0346454
     ---------                                          ----------
Commission File No.                            I.R.S. Employer Identification


250 SHIELD COURT, UNIT 3
MARKHAM, ONTARIO   CANADA                                  L3R 9W7
-------------------------                                  -------
Address of principal executive offices                     Zip Code


(905) 947-9923
--------------
Registrant's telephone number,
including area code


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ITEM 2.  OTHER EVENTS

The Registrant ("Company") amends its Form 8-K Report dated February 6, 2001 with respect to purchase of assets of Applied Diesel Technology, Inc. ("ADT"). The Company, following a review of the transaction, has determined that the acquisition of assets was not significant and can be deemed in the ordinary course of its business in developing its products and as such, the previously filed 8-K Item 2 is being amended to an Item 5 - Other Events Item.

The purchase of assets did not constitute an acquisition of a business. The Company added the ADT technology to its existing technology. The physical facilities that the Company succeeded to are leased on a month-to-month basis. It is uncertain if the Company will execute a long term lease for the facility. The Company did not hire, as employees, the former principal ADT employees. They have been retained as consultants to the Company.

At the time of the acquisition, ADT had a rudimentary marketing system, sales force, production techniques and a limited customer base that the Company is in the process of re-defining and developing. While products containing ADT technology are currently being marketed, there are updated revisions and new marketing techniques being developed by the Company. Accordingly it has been determined that the disclosure of the acquisition of ADT assets should be as an
Item 5 - Other Events Item.

The Company incorporates, by reference, the information and exhibits previously filed in the Form 8-K Report, and the Company's Financial Statement disclosure treatment of the transaction will be disclosed in accordance with the within Amendment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENVIRONMENTAL SOLUTIONS
                                          WORLDWIDE, INC.


                                    By:   /s/ DAVID JOHNSON
                                          -----------------
Markham, Ontario                          David Johnson, CHIEF OPERATING OFFICER
May 15, 2001

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